UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2010

U.S. Aerospace, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0896898	061034587
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10291 Trademark Street, Rancho Cucamonga , California		91730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(562) 906-8455

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2010, Jim Worsham was appointed our Chief Executive Officer and a member of our board of directors.

Mr. Worsham, 86, developed and has served as head of Aviation Marketing and Business Development for the Southern California Logistics Airport (SCLA) since October 2000, and is responsible for bringing General Electric Co. (NYSE:GE), The Boeing Company (NYSE: BA), Pratt & Whitney division of United Technologies Corporation (NYSE: UTX), Lockheed Martin Corporation (NYSE: LMT), FedEx Corporation (NYSE: FDX), the U.S. Air Force, U.S. Army, U.S. Marines, and others to SCLA. Worsham founded the SCLA School of Aviation Technology.

From 1994 to 2000, Mr. Worsham ran Aircraft Marketing, Inc., where he arranged the sale of US-China Cargo from Evergreen to FedEx, oversaw the development of the first Maintenance, Repair and Overhaul (MRO) facility in China, and constructed approximately 100 aircraft in China. From 1989 to 1993, he served as Chairman of the Asia Pacific and North America divisions of Guinness Peat Aviation, a commercial aircraft sales and leasing company valued at more than $4 Billion, where he oversaw the conversion of DC-8 aircraft to freighters and initiated the first aircraft leasing program in China.

Mr. Worsham served as President of Douglas Aircraft Company for McDonnell Douglas Corporation, now Boeing, from 1982 to 1989. He secured military and commercial aircraft business for a family of seven different lines of aircraft, including the KC-10A Extender advanced tanker cargo aircraft for the U.S. Air Force, the C-17 Globemaster III large military transport aircraft for the U.S. Air Force, and the T-45 Goshawk for the U.S. Navy’s VTXTS jet training system under U.S. Department of Defense.

Mr. Worsham held executive positions with General Electric Co. (NYSE: GE), where he rose from jet engine aero thermo designer, to Vice President Military Engines, Vice President Commercial Engines, and Vice President Market Development, from 1951 to 1982.

His honors, awards and accomplishments include: Goddard Award, Collier Trophy, Aviation Week "Man of the Year" 2 years, AIAA/SAE Distinguished Speaker, Advisory Board for U.S. Air Force Military Airlift Command, and is the holder of 2 patents. Worsham served as a Captain in the U.S. Army. H received his BS in Mechanical Engineering, magna cum laude, from Vanderbilt University, his MS in Mechanical Engineering from University of Arkansas, and an honorary doctorate from Dartmouth Institute.

Mr. Worsham entered into an employment agreement for an initial term of one year subject to mutually agreed extensions, at an annual salary of $100,000, plus cash performance bonuses upon achieving increased sales, revenues, or earnings, entering into sales or strategic cooperation agreements, or other improvements in the business or financial performance. He received options to purchase 2,000,000 shares of our common stock, half vesting over two years and half vesting upon achieving milestones and performance targets. All options vest upon death, disability or termination without cause. Mr. Worsham also agreed to our Code of Ethics and standard Indemnification Agreement for directors.

Item 9.01 Financial Statements and Exhibits.

Exh. Description
10.1 Indemnification Agreement
10.2 Employment Agreement of Jim Worsham

We undertake no obligation to update any information or forward looking statements except to the extent required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Aerospace, Inc.

September 30, 2010	By:	Michael Cabral

Name: Michael Cabral
Title: President

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Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement
10.2	Employment Agreement of Jim Worsham